EXHIBIT 2.6

                        TENANCY IN COMMON AGREEMENT
                        ---------------------------
     THIS TENANCY IN COMMON AGREEMENT (the "Agreement") made as of this 19th day of December, 1997 between 17 BATTERY UPPER PARTNERS LLC, a New York limited liability company, having an address at c/o GFI Realty Services, Inc., 50 Broadway, New York, New York 10004 (hereinafter called "Upper") and SLG 17 BATTERY LLC, a New York limited liability company, having an office at c/o SL Green Realty, Inc., 70 West 36th Street, New York, New York 10018 (hereinafter called "Green") (Upper and Green are collectively hereinafter referred to as "Owners" and individually as an "Owner").

                                  RECITALS
                                  --------

     A. Upper and Green have, as of the date hereof, acquired pursuant to the Green Contract (as such term is hereinafter defined) as tenants in common from Downtown Acquisition Partners, L.P. ("DAP") an undivided interest (each, a "Tenancy Interest") in that certain lot, piece or parcel of land (the
"Land"), located in the City, County and State of New York, as more particularly bounded and described in Exhibit A attached hereto made a part hereof, together with the Buildings erected thereon and any and all other fixtures and improvements erected thereon (the Buildings and such other fixtures and improvements being hereinafter collectively referred to as the "Improvements");

     TOGETHER with all right,  title and interest of  DAP, if any, in  and to
(a) the land lying in the bed of any street, highway, road or avenue, opened or proposed, public or private, in front of or adjoining the Land, to the center line thereof, (b) any rights of way, appendages, appurtenances, easements, sidewalks, alleys, gores or strips of land adjoining or appurtenant to the Land and used in conjunction therewith and (c) any award or payment made or to be made in lieu of any of the foregoing for a taking of the Property (as hereinbelow defined) or any portion thereof and any unpaid award for damage to the Land or the Improvements by reason of change of grade or closing of any street, road or avenue;

     TOGETHER ALSO with all right, title and interest of DAP, if any, in and to all fixtures, machinery, and equipment and other personal property (excluding furniture, furnishings, equipment and other personal property of space lessees of the Property) used in connection with or attached or appurtenant to or at or upon the Land and the Improvements at the date hereof, including, without limitation, such fire protection, heating, plumbing, electrical and air conditioning systems as now exist thereat. All of the above property, rights and interests to be sold pursuant to the DAP Contract (including, without limitation, the Land and the Improvements) are hereinafter sometimes collectively referred to as the "Property."

     B. Pursuant to that certain Amended and Restated Agreement of Sale, dated as of June 27, 1997, (the "Green Contract"), between 17 Battery Associates LLC ("Associates"), predecessor in interest to Upper, and Green 17 Battery LLC ("Green Battery"), predecessor in interest to Green, the parties intend to convert the Property to condominium ownership pursuant to the provisions of Article 9-B of the Real Property Law of the State of New York in accordance with the "Condominium Documents" (as such term is hereinafter defined) and upon such conversion Green would own Units 2 and 3 and Upper would own Unit 1 (all such Units as described and defined in the Condominium Documents). The condominium would be known as "The 17 Battery Place Condominium" (the "Condominium").

     C. In order to permit the closing with DAP and the closing under the Green Contract to occur contemporaneously therewith and prior to the conversion of the Property to condominium ownership, Upper and Green desire to enter into this Agreement to provide for, among other things, the continuous and orderly operation and maintenance of the Property prior to the conversion of the Property to condominium ownership and to set forth certain other terms and conditions with respect to their respective ownership of their Tenancy Interests in the Property.

     NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby covenant and agree as follows:

     1.   Definitions.
          -----------

          1. "BY-LAWS" shall mean the by-laws of the Condominium in the form annexed to the Declaration as Schedule F, as amended from time to time pursuant to the terms thereof and including the Rules and Regulations, subject to the modifications required or permitted under Section 22 of this Agreement.

          2. "CONDOMINIUM DOCUMENTS" shall mean the Declaration, By-Laws, Rules and Regulations and Floor Plans of the Condominium, including the Exhibits thereto, as each may be amended from time to time in accordance with the terms of the Declaration.

          3. "CONVERSION" shall mean the conversion of the Property to condominium ownership pursuant to Article 9-A of the New York State Real Property Law by Green and Upper in accordance with the terms of the No Action Application, the No Action Letter, this Agreement and the Green Contract.

          4. "DECLARATION" shall mean the declaration to be executed by Upper and Green as the Declarant for the purposes of submitting the Property to the provisions of the Condominium Act and establishing a regime for the condominium ownership thereof and shall include any amendments duly adopted in accordance with Articles IX, XII, XIV and XIX of the Declaration, which shall be substantially in the form annexed hereto as Exhibit B, subject to the modifications required or permitted under Section 22 of this Agreement.

          5. "EFFECTIVE DATE" shall mean the date upon which the following have occurred: the Condominium Documents have been filed with the applicable Governmental Authorities in accordance with the requirements of the Condominium Act and the No Action Letter has been issued by the New York State Department of Law in accordance with the No Action Application.

          6. "FLOOR PLANS" shall mean the floor plans of the Building prepared by Fifield Piaker, Registered Architects and filed in the Office of the Register of the City of New York in New York County contemporaneously with the recording of the Declaration, as the same may be amended from time to time pursuant to the Declaration, which shall be substantially in the form annexed hereto as Exhibit C, subject to the modifications required or permitted under Section 22 of this Agreement.

          7. "NO ACTION APPLICATION" shall mean all documents, schedules, exhibits and other instruments to be filed in connection with the application by Green and Upper to the New York State Department of Law requesting the issuance of a No Action Letter in connection with the Conversion.

          8. "NO ACTION LETTER" shall mean a letter issued by the New York State Department of Law permitting the Conversion in accordance with the No Action Application without a formal offering plan under Article 23-A of the New York State General Business Law and the rules and regulations of the New York State Department of Law promulgated in connection therewith.

          9. "OFFERING PLAN" shall mean any plan by Upper or its successors in interest to offer Subdivided One Units for sale pursuant to
               Article 23-A of the New York State General Business Law and the rules and regulations of the New York State Department of Law promulgated in connection therewith.

          10. "RULES AND REGULATIONS" shall mean the rules and regulations of the Condominium annexed to the By-Laws as Schedule 1, as any of the same may be amended from time to time pursuant to the terms of the By-Laws, subject to the modifications permitted or required under Section 22 of this Agreement.

          All other capitalized terms used herein and not defined herein shall have the meaning ascribed respectively thereto in the Declaration.

     2.   Formation.
          ---------

          (a) The parties hereby form a tenancy in common (the "Tenancy"). Upper shall have the exclusive right of use and enjoyment of Unit 1, subject to the easements and rights set forth in the Declaration, and Green shall have the exclusive right of use and enjoyment of Units 2 and 3, subject to the easements and rights set forth in the Declaration.

          (b) The Tenancy shall be deemed to have commenced as of the date hereof and shall continue in full force and effect until the Effective Date.

     3.   Office.
          ------

          The Tenancy shall have its principal office at c/o S.L. Green Management Corp., 70 West 36/th/ Street, New York, New York 10019.

     4.   Purpose.
          -------

          The purpose and business of the Tenancy shall be to hold the Property for business and/or investment, to cause the creation of the Condominium, and to conduct such other activities as may be necessary or appropriate in connection with the foregoing.

     5.   Partition.
          ---------

          Notwithstanding any default under this Agreement, and except as otherwise provided in Section 10 and Section 11 herein, neither Owner shall be entitled under any circumstances to seek partition of the Property and, on behalf of themselves, their legal representatives, heirs, successors and assigns, each Owner hereby expressly renounces, waives and forfeits all rights whether arising under contract, statute or by operation of law, to seek, bring or maintain any action for partition pertaining to the Property.

     6.   Managing Agent/Leasing Agent.
          ----------------------------

          (a) The Tenancy shall retain S.L. Green Management Corp. (the "Managing Agent") and S.L. Green Leasing, Inc. (the "Leasing Agent") (or such affiliates thereof as may be designated by the Managing Agent and/or the Leasing Agent) to manage and lease the Property pursuant to an agreement dated as of the date hereof (the "Management Agreement"). All references in the Management Agreement to Owner shall be deemed references only to the affected Owner(s) (i.e. Green with respect to Units 2 & 3 and Upper with respect to Unit 1). All employees at the Property during the term hereof shall be the employees of the Tenancy. All leases entered into by the Tenancy from and after the date hereof until the Effective Date (the "Tenancy Leases") shall contain the provisions set forth in Exhibit D-1 annexed hereto and made a part hereof. No Tenancy Lease shall be entered into demising premises which include space in Unit 1 without Upper's consent, in its sole discretion. No Tenancy Lease shall be entered into demising premises which include space in Unit 2 and/or Unit 3 without Green's consent in its sole discretion. Upper, in its sole discretion, may enter into any Tenancy Lease demising premises for space exclusively located within Unit 1 without Green's consent provided, in each case, such Tenancy Lease contains the provisions set forth in Exhibit D-1 and otherwise complies with the terms of this Agreement. Green, in its sole discretion, may enter into any Tenancy Lease demising premises for space exclusively located within Unit 2 and/or Unit 3 without Upper's consent provided, in each case, such Tenancy Lease contains the provisions set forth in Exhibit D-1 and otherwise complies with the terms of this Agreement. Notwithstanding the foregoing, if requested, Upper shall consent in writing to any Tenancy Lease demising space solely within Unit 2 and/or Unit 3 which Green desires to enter into, and Green shall consent in writing to any Tenancy Lease demising space solely within Unit 1 which Upper desires to enter into, provided, in each case, such Tenancy Lease contains the provisions set forth in Exhibit D-1 and otherwise complies with the terms of this Agreement. Green shall indemnify and hold Upper harmless from and against any and all Claims with respect to any Tenancy Leases demising premises in the areas of the Property which shall constitute Units 2 and 3 upon Conversion. Upper shall indemnify and hold Green harmless from and against any and all Claims with respect to any Tenancy Leases demising premises in the areas of the Property which shall constitute Unit 1 upon Conversion. Without limiting the generality of the definition of Claims set forth in the Declaration, the foregoing indemnifications of Green and Upper shall include any Claims arising out of a breach of the provisions of this subsection 6(a). The provisions of Article XXV of the Declaration shall apply to the indemnities given by the parties pursuant to this subsection 6(a), and the indemnification provisions of this subsection 6(a) shall survive the termination of the Tenancy and shall constitute an agreement between Green and Upper as Unit Owners from and after the Effective Date.

          (b) On the Effective Date, Upper and Green shall execute and deliver: (i) a Confirmatory Assignment and Assumption of Tenant Leases substantially in the form annexed hereto as Exhibit E (an "Assignment") confirming the assignment to Upper of all of Green's right, title and interest as landlord with Upper in the Tenancy Leases affecting Unit 1 and the assumption by Upper of all obligations of landlord thereunder and (ii) an Assignment confirming the assignment to Green of all of Upper's right, title and interest as landlord with Green in the Tenancy Leases affecting Units 2 and 3 or any parts thereof and the assumption of all obligations of landlord thereunder by Green.

          (c) With respect to any Tenancy Lease (or amendment of existing lease) with a Relocated Tenant, Upper shall have no obligation to contribute toward the brokerage commission, if any, payable to Leasing Agent.

     7.   Allocation of Property Income.
          -----------------------------

          Associates acknowledges and agrees that, as a consequence of owning its Tenancy Interest, it is entitled to all of the rents, issues and profits of Unit 1 and none of the rents, issues and profits of Units 2 or 3. Green acknowledges and agrees that, as a consequence of owning its Tenancy Interest, it is entitled to all of the rents, issues and profits of Units 2 and 3, and none of the rents, issues and profits of Unit 1. Each Owner agrees that, to the extent it (the "Excess Owner") receives a portion of such rents, issues and profits in excess of the amount it is entitled to receive (the "Excess") and the other Owner (the "Deficiency Owner") has received less than the portion of such rents, issues and profits that it is entitled to receive, then, unless otherwise required by this Agreement, the Excess Owner shall hold the Excess in trust for the Deficiency Owner and shall pay or cause to be paid such amount to the Deficiency Owner within five (5) business days of receipt thereof.

     8.   Responsibility for Property Expenses.
          ------------------------------------

          (a) Each Owner agrees to pay or cause to be paid, unless otherwise expressly provided for herein, its share of all real estate taxes due with respect to the Property, (ii) all utilities, insurance and maintenance due with respect to the Property, and all other charges, assessments and expenses of the Property, in each case in accordance with the budget for the Property attached hereto and made a part hereof as Exhibit H (the "Initial TIC Budget"). The Initial TIC Budget shall be in effect for the twelve (12) month period commencing on the date hereof (the "Initial TIC Budget Year"). In the event the Condominium is not created and the Budget, as defined in the Declaration, is not effective prior to the end of the Initial TIC Budget Year, the provisions of Article V, Section 1 of Schedule G of the Declaration shall govern the Tenancy regarding the establishment of budgets for the Property subsequent to the Initial TIC Budget as if the Declaration was in full force and effect and the Owners owned the Units as contemplated in the Green Contract and Declaration.

          (b) If an Owner (the "Non-Paying Owner") shall fail for any reason to make any payment required pursuant to Section 8(a) above on the date due and such amount remains unpaid for ten (10) days after written notice of such failure, the other Owner (the "Paying Owner") may make all or part of such payment on behalf of the Non-Paying Owner which payment shall be deemed to be a loan by such Paying Owner to the Non-Paying Owner (the unpaid principal amount of such loan plus any and all unpaid interest accrued thereon and any other amounts deemed to be included in the term Shortfall Loan (as hereinafter defined) pursuant to the terms of this Agreement are hereinafter collectively referred to as the "Shortfall Loan").

          (c) The Shortfall Loan shall bear interest at a rate equal to five percent (5%) per annum above the Prime Rate (as hereinafter defined) from time to time in effect or, if lower, the maximum rate permitted by applicable law, and shall be payable as provided in this Section 8(c) and Section 8(d) below and if not prepaid sooner shall be paid upon the termination of this Agreement. Such Shortfall Loan shall be payable on demand of the Paying Owner. The term "Prime Rate" shall mean the rate of interest announced publicly by Citibank N.A. (or its successor) in New York City, from time to time as its prime or base rate, which may not be its lowest rate of interest charged.

          At the request of the Paying Owner, the Non-Paying Owner shall in confirmation of a Shortfall Loan, deliver to the Paying Owner (1) a duly executed note evidencing its obligations under the Shortfall Loan, (2) a duly executed and acknowledged mortgage securing the aforesaid note in form reasonable satisfactory to the Paying Owner, and which upon recordation shall be lien upon the Non-Paying Owner's interest in the Property, (3) such other documents and instruments necessary to record such mortgage and (4) such amounts as may be necessary to effect such recordation, including all mortgage recording taxes; provided that in the event the Non-Paying Owner fails to pay any or all of such amount, the Paying Owner may, in its sole discretion, pay such amount and such amount shall be deemed to be added to such Shortfall Loan from the Paying Owner to the Non-Paying Owner; and provided further that the failure by the Non-Paying Owner to execute and/or deliver any such documents shall not diminish the Paying Owner's rights or the Non-Paying Owner's obligations hereunder. In addition to and not in limitation of the foregoing, (A) the Non-Paying Owner shall take all actions and deliver all such further documents as shall be necessary to enable the Paying Owner to record such mortgage and to exercise all its rights hereunder and (B) the Non-Paying Owner shall pay all expenses incurred in relation to the establishment, preservation and enforcement of the Paying Owner's rights hereunder (including reasonable attorneys' fees) and the amount of such expenses shall be deemed to be an additional Shortfall Loan from the Paying Owner to the Non-Paying Owner.

          Each Owner hereby appoints the other Owner, with full powers of substitution, as its true and lawful attorney-in-fact with full, irrevocable power and authority in such Owner's name, from time to time and at any time until the payment in full of all Shortfall Loans made to such Owner to make, execute, acknowledge, deliver, file and record such note, mortgage and other documents and instruments referred to above and to take any other or further action which the attorney-in-fact shall consider necessary or desirable in connection therewith. This power-of-attorney is coupled with an interest and shall be irrevocable and shall be binding upon all successors and assigns of such Owner until all such Shortfall Loans have been paid in full by such Owner.

          Any lien arising hereunder or pursuant hereto in favor of a Paying Owner shall be superior to any other lien hereafter arising on any interest of the Non-Paying Owner in the Property. Each Owner agrees that any mortgage or other security document hereafter entered into by such Owner with respect to any of its interests in the Property shall expressly provide that the lien thereunder is subordinate to any lien arising hereunder or pursuant hereto in favor of the Paying Owner.

          The Paying Owner making a Shortfall Loan shall look only to the Non-Paying Owner's interest in the Property for satisfaction of the obligations of the Non-Paying Owner with respect to any and all Shortfall Loans made to it in the event of any default by the Non-Paying Owner in the payment thereof and no other property or assets of the Non-Paying Owner or its members, shareholders or partners, as the case may be, or its affiliates, disclosed or undisclosed, shall be subject to levy, execution or other enforcement procedure for the satisfaction of the Non-Paying Owner's obligations with respect to any Shortfall Loans.

          (d) Until the Shortfall Loan shall be paid in full, any and all payments that otherwise would be payable to the Non-Paying Owner with respect to its Tenancy Interest shall be made to the Paying Owner to be applied to the payment of the Shortfall Loan, first to accrued and unpaid interest thereon and second to the payment of the outstanding principal amount of the Shortfall Loan until the Shortfall Loan and interest thereon has been paid in full.

     9.   Insurance.
          ---------

          The Owners shall jointly keep or cause to be kept the Property insured substantially in accordance with the insurance guidelines set forth on Exhibit O attached hereto and made a part hereof. The policies required to be furnished pursuant to this Section 9 may be maintained by the Managing Agent upon the Owners' behalf under a blanket policy or policies; provided, however, that the minimum amount of the total insurance afforded by such blanket policy which shall be allocable to the Property and any Work to be performed thereon and any sublimits of such policy allocable to the Property shall be in amounts which shall not be less than the amounts of the insurance required in Exhibit O and the protection afforded under such policy shall be not less than which would have been afforded under a separate policy or policies, and the certificate evidencing such insurance shall contain provisions confirming the foregoing.

     10.  Repairs After Fire or Other Casualty.
          ------------------------------------

          (a) In the event of damage to or destruction of the Property as a result of fire or other casualty (a "Casualty"), except as provided to the contrary in subsection 10(b), the Tenancy shall arrange for Repairs to be made promptly to the Property. All proceeds of the applicable insurance policies payable to the Tenancy shall be paid to the Insurance Trustee (as such term is defined in the Declaration) and shall be disbursed by the Insurance Trustee in accordance with the provisions of this Section 10. If the Casualty affects only that part of the Property which would be contained wholly within a Unit upon Conversion (a "Future Unit"), then (i) the adjustment of the proceeds shall be determined by the Owner who will be the Unit Owner of such Unit upon Conversion (the "Future Unit Owner"); (ii) the proceeds shall be disbursed by the Insurance Trustee to the contractors engaged in making such Repairs to pay for the cost thereof as directed by the Future Unit Owner of the affected Future Unit in appropriate progress payments; and (iii) the cost of such Repairs in excess of such proceeds shall be paid by the Future Unit Owner of the affected Future Unit. If the Casualty affects only the North Building, then (A) the adjustment of the proceeds shall be determined by Green; (B) the proceeds shall be disbursed by the Insurance Trustee to the contractors engaged in making such Repairs to pay for the cost thereof as directed by Green in appropriate progress payments; and (C) the cost of such Repairs in excess of such proceeds shall be paid by Green. If the Casualty affects both Buildings or those parts of the Property which would be General Common Elements or South Building Limited Common Elements upon Conversion, then: (w) the proceeds shall be adjusted by mutual agreement of Upper and Green and allocated between the Buildings pro rata in proportion to the cost of Repairs to each Building; (x) the proceeds shall be disbursed by the Insurance Trustee to the contractors engaged in making such Repairs to pay for the cost thereof as directed by the Owners in appropriate progress payments; (y) the cost of Repairs to each Building in excess of such proceeds allocated to such Building shall be paid by the
Owners as follows: (1) with respect to Repairs to a Future Unit, by the Future Unit Owner of such Future Unit; (2) with respect to Repairs to those portions of the Property which will be South Building Limited Common Elements upon Conversion, by the Owners in equal shares; and (3) with respect to those portions of the Property which will be General Common Elements upon Conversion, pro rata in the same proportion as the Common Interests appurtenant to their respective Future Units as set forth on Schedule B of the Declaration bears to 100%. Any proceeds exceeding the costs of Repairs shall be divided between the Owners in the same proportion as the Common Interests appurtenant to their respective Future Units bears to 100%, and the portions of such net proceeds as so divided shall be paid to each Owner after first paying to any mortgagees of the Property and any other holders of liens against the Property out of each Owner's share, the amount of any unpaid liens for which such Owner is responsible, in the order of their priority.

          (b) If seventy-five (75%) percent or more of the Property is destroyed or substantially damaged and, within sixty (60) days after the date of such Casualty, the Owners do not jointly agree to proceed to make the Repairs described in subsection 10(a), then the Property shall be subject to an action for partition at the suit of either Owner, in which event the net proceeds of sale, together with the net proceeds of insurance policies, shall be divided between the Owners in proportion to the respective Common Interests of their Future Units and the portions of such proceeds as so divided shall be paid to each of the Owners after first paying to any mortgagees of the Property and any other holders of liens against the Property out of each Owner's share, the amount of any unpaid liens for which such Owner is responsible, in the order of priority of such liens.

     11.  Eminent Domain.
          --------------

          (a) In the event of a taking in condemnation or by eminent domain of part or all of the Property (the "TAKING"), then, except as provided to the contrary in subsection 11(b), the Tenancy shall arrange for Repairs to be made promptly to the affected parts of the Property. The proceeds of any award payable to the Tenancy in connection with a Taking shall be paid to the Insurance Trustee and shall be disbursed by the Insurance Trustee in accordance with the provisions of this Section 11. If the Taking affects only a Future Unit, then (i) any settlement or adjustment of the award shall be determined by the Future Unit Owner of the affected Future Unit; (ii) the net award shall be disbursed by the Insurance Trustee to the contractors engaged in making such Repairs to pay for the cost thereof as directed by the Future Unit Owner of the affected Future Unit in appropriate progress payments; and (iii) the cost of such Repairs in excess of such net award shall be paid by the Future Unit Owner of the affected Future Unit. If the Taking affects only the North Building, then (A) the adjustment of the award shall be determined by Green; (B) the net award shall be disbursed by the Insurance Trustee to the contractors engaged in making such Repairs to pay for the cost thereof as directed by Green in appropriate progress payments; and (C) the cost of such Repairs in excess of such net award shall be paid by Green. If the Taking affects both Buildings or those parts of the Property which would be General Common Elements or South Building Limited Common Elements upon Conversion, then: (w) the award shall be adjusted by mutual agreement of Upper and Green and allocated between the Buildings pro rata in proportion to the cost of Repairs to each Building; (x) the net award shall be disbursed by the Insurance Trustee to the contractors engaged in making such Repairs to pay for the cost thereof as directed by the Owners in appropriate progress payments; (y) the cost of Repairs to each Building in excess of such net award allocated to such Building shall be paid by the
Owners as follows: (1) with respect to Repairs to a Future Unit, by the Future Unit Owner of such Future Units; (2) with respect to Repairs to those portions of the Property which will be South Building Limited Common Elements upon Conversion, by the Owners in equal shares; and (3) with respect to those portions of the Property which will be General Common Elements upon Conversion, pro rata in the same proportion as the Common Interests appurtenant to their respective Future Units as set forth on Schedule B of the Declaration bears to 100%. Any proceeds exceeding the cost of such Repairs shall be divided between the Owners in accordance with the Common Interests appurtenant to their respective Future Units basis to 100% and the portions of such net award as so divided shall be paid to each of the Owners after first paying any mortgagees of the Property and any other holders of liens against the Property out of each Owner's share, the amount of any unpaid liens for which such Owner is responsible, in the order of their priority.

          (b) If the Taking affects seventy-five (75%) percent or more of the Property and, within sixty (60) days after the date of such Taking the Owners do not jointly agree to proceed to make the Repairs described in subsection 11(a), then the Property shall be subject to an action for partition at the suit of either Owner, in which event the net proceeds of sale, together with the net proceeds of any awards, shall be divided between the Owners in proportion to the respective Common Interests of their Future Units and the portions of such proceeds as so divided shall be paid to each of the Owners after first paying to any mortgagees of the Property and any other holders of liens against the Property out of each Owner's share, the amount of any unpaid liens for which such Owner is responsible, in the order of priority of such liens.

          (c) In the event of a Taking in which there is a disproportionate taking of the space of each Future Unit so that any one Future Unit is left with proportionately less space compared to the other Units than was the case prior to any taking, then the Common Interests of the Unit Owners pursuant to the Declaration shall be reallocated by the Tenancy based on the floor space of each Unit after such taking, the location of such floor space, and the additional factors listed in Article VI of the Declaration as applied based on conditions after such Taking.

     12.  Decisions.
          ---------

          Except as specifically delegated to the Managing Agent or as otherwise set forth in the Budget or herein, all decisions regarding the Property shall be made jointly by the Owners. Notwithstanding the foregoing, each Owner shall have the sole right to make decisions with respect to its Tenancy Interest, including a sale and/or financing thereof (subject to the terms hereof), and with respect to the Units as if the Declaration was in full force and effect and the Owners owned the Units as contemplated in the Green Contract and Declaration. Any dispute, controversy or decision that the Owners are unable to resolve or make may be submitted to arbitration at the election of either Owner provided such dispute, controversy or decision is of the nature that would permit a Unit Owner under the Declaration to submit such dispute, controversy or decision to arbitration in accordance with the Declaration and, upon such election, Article XII of Schedule G to the Declaration shall govern the dispute and/or decision resolution process in that instance.

     13.  Service Entrances.
          -----------------

          Notwithstanding anything contained herein or in the Declaration to the contrary, Upper shall use diligent and reasonable commercial efforts to obtain governmental approval ("Governmental Approval") for, and cause the construction of, at its sole cost and expense, a new service entrance for Units 2 and 3 (the "New Service Entrance") intended to be located at the existing abandoned service entrance on the West Street side of the Building as shown on the Floor Plans. The plans and specifications for the New Service Entrance shall be subject to Green's approval which approval shall not be unreasonably withheld or delayed. In the event that Upper is unable to obtain Governmental Approval for the New Service Entrance in the location as described above, Upper shall have the right to relocate the New Service Entrance to another location, subject to Green's approval which approval shall not be unreasonably withheld or delayed. In the event Upper is unable to obtain Government Approval for the creation of a New Service Entrance at the Property and at all times prior to the obtaining of same, the parties shall, in good faith, make arrangements for the continued and mutual use of the existing service entrance located in the North Building as shown on the Floor Plans (the "Existing Service Entrance"). Upon completion of the New Service Entrance and the receipt of all applicable governmental approvals, if any, the use of and obligations in connection with the New Service Entrance and the Existing Service Entrance shall be governed by the applicable provisions of the Declaration. The provisions of this Article 13 shall survive the termination of the Tenancy and shall constitute an agreement between the parties hereto as Unit Owners from and after the Effective Date.

     14.  Certificate of Occupancy
          ------------------------

          During the Tenancy, Upper may, but shall not be obligated to, apply for an amendment to the existing Certificate of Occupancy (the "CO Amendment"), for the Buildings for a change in use for the portion of the Building intended to be Unit 1 of the Condominium but such issuance of the CO Amendment shall be conditioned upon, and shall not be effective until, the Building Systems Equipment has been separated and/or replacement equipment is operative such that Unit 1 is no longer serviced by, or reliant upon, the Building Systems Equipment servicing Unit 2 and/or Unit 3 except as otherwise may be required by Applicable Law. Notwithstanding the foregoing in the event any Work is performed by or on behalf of Upper or Green, as the case may be, requiring Upgrade Work, then the provisions of Article XII, Section C(3) of the Declaration shall govern the Tenancy as if the Declaration was in full force and effect and the Owners owned the Units as contemplated in the Green Contract and Declaration.

     15.  Relocation Space; Sandwich Lease Space; Lobby Mezzanine Space.
          -------------------------------------------------------------

          (a) Until December 31, 1998, Green shall cause 153,000 square feet of the leaseable space contained within Units 2 and 3 (the "Relocation Space") to remain vacant and free and clear of any leases, tenancies or other occupancies for the purposes of making such Relocation Space available to any tenants of Unit 1 (collectively, the "Relocated Tenant") wishing to relocate within Unit 2 and/or Unit 3, upon such terms and conditions which are not less favorable to the landlord than the terms set forth in the leasing guidelines annexed hereto and made a part hereof as Exhibit F (the
"Guidelines"). Upon request by either of the parties hereto, the parties shall, in good faith, designate the exact location of the Relocation Space. Notwithstanding the foregoing, in the event the Guidelines are not met for any proposed Relocated Tenant but Upper nevertheless desires to have such proposed Relocated Tenant relocate to Unit 2 and/or Unit 3, such Guidelines shall be deemed to have been met for such proposed Relocated Tenant if Upper shall pay to Green, upon the actual relocation from Unit 1 to Unit 2 or Unit 3 of such Relocated Tenant, a sum equal to the present value (using an interest rate of eight (8%) percent per annum) of the amount required so that when such amount is considered in the aggregate with the other economic terms applicable to the relocation agreement with such Relocated Tenant, the Guidelines shall have been met. Notwithstanding anything contained herein to the contrary, the Relocation Space shall be reduced by the respective leaseable square footage amounts of the Relocated Tenant's leased space in Unit 1 upon the relocation and/or vacation by any such Relocated Tenant of its leased space in Unit 1.

          (b) Reference is made to the lease described in item 49 of Exhibit B to the Green Contract (the "Marine Lease"). Notwithstanding anything contained herein to the contrary, during the Tenancy all rental income from the Marine Lease shall belong exclusively to Green. Green shall have the right, on behalf of the Tenancy, to amend the Marine Lease to provide for the relocation of the tenant thereunder from the ground floor portion of Unit 1 (the "Current Marine Space") to the ground floor or any other portion of Unit 2 (the "Marine Relocation") at Green's sole cost and expense and upon such terms that are acceptable to Green in its sole discretion. Notwithstanding the foregoing, Upper may terminate the Marine Lease at any time prior to the Marine Relocation provided the rental due for the remaining term thereof is paid to Green. In the event the Marine Relocation has not been effectuated at the time of the creation of the Condominium, Upper shall cause the Initial Unit 1 Owner to lease to the Initial Unit 2 Owner (the "Interim Marine Lease") the Current Marine Space for a rental of $1.00 per annum and for a term that shall be coterminous with the date that the tenant under the Marine Lease shall surrender the Current Marine Space and/or with the date that the Marine Lease is terminated, whichever is earlier, and upon such other terms and conditions as are agreed to by the Initial Unit 1 Owner and the Initial Unit 2 Owner, it being the intention that the Initial Unit 2 Owner shall receive all the income from and be responsible for all the expenses related to the Current Marine Space for the term of the Interim Marine Lease.

          (c) Reference is made to the second lease described in item 16 of Exhibit B to the Green Contract (the "DOP Space Lease") which DOP Space Lease demises, in part, a portion of the basement in Unit 1 to the tenant ("DOP") thereunder (the "DOP Basement Space"). Notwithstanding anything contained herein to the contrary, during the Tenancy and prior to DOP's vacancy of the DOP Basement Space all rental income from the DOP Space Lease as applicable to the DOP Basement Space shall belong exclusively to Green. Green shall use best efforts to promptly cause DOP to vacate the DOP Basement Space (the date that DOP vacates the DOP Basement Space is hereinafter referred to as the "DOP Vacate Date") and to deliver such vacant DOP Basement Space to Upper or its designee upon such vacancy (the DOP Vacancy"); provided, however, that Green shall have no obligation to pay any money to any party in connection therewith or to enter into a lease with DOP for any Relocation Space that does not meet the Guidelines. In the event the DOP Vacate Date has not occurred on or prior to January 1, 1999, Green covenants and agrees that any lease with DOP at the Property shall not be amended or modified without Upper's consent, which consent may be withheld for any reason or no reason in Upper's sole discretion, unless such amendment or modification is conditioned upon the contemporaneous occurrence of the DOP Vacancy and delivery of the vacant DOP Basement Space to Upper or its designee. Notwithstanding anything contained herein to the contrary all fees and expenses in connection with the DOP Vacancy shall be borne by Upper. In the event the DOP Vacancy has not been effectuated at the time of the creation of the Condominium, Upper shall cause the Initial Unit 1 Owner to lease to the Initial Unit 2 Owner (the "Interim DOP Lease") the DOP Basement Space for a rental of $1.00 per annum and for a term that will be coterminous with the date that DOP shall surrender the DOP Basement Space and/or with the date that the DOP Basement Lease is terminated, whichever is earlier, and upon such other terms and conditions as are agreed to by the Initial Unit 1 Owner and the Initial Unit 2 Owner it being the intention that the Initial Unit 2 Owner shall receive all the income from and pay all the expenses related to the DOP Basement Space for the term of the Interim DOP Lease.

          (d) Reference is made to the lease described in item 80 of Exhibit B to the Green Contract (the "STC Space Lease") which STC Space Lease demises, in part, the entire mezzanine level of the South Building to the tenant ("STC") thereunder (the "STC Mezzanine Space"). Green shall use best efforts to promptly cause STC to vacate the STC Mezzanine Space; provided, however, that Green shall have no obligation to pay any money to any party in connection therewith or to enter into a lease with STC for any Relocation Space that does not meet the Guidelines.

          (e) The provisions of Article 15 shall survive the termination of the Tenancy and shall constitute an agreement between the parties hereto as Unit Owners from and after the Effective Date.

     16.  Events of Default and Remedies.
          ------------------------------

          (a) Each of the following shall constitute an Event of Default under this Agreement:

               (i) if an Owner shall Transfer any portion of its Tenancy Interest other than in accordance with the terms of this Agreement;

               (ii) if a Non-Paying Owner shall fail to pay when due any principal of or interest on any Shortfall Loan or any other amounts owed with respect thereto or shall fail to deliver any note, mortgage or other document or instrument set forth in Section 8(c) above, and such failure shall have continued for five (5) days after written notice from the Paying Owner setting forth in sufficient detail the terms of such failure; and

               (iii) if an Owner shall breach any other covenant or agreement of such Owner set forth in this Agreement, provided such breach was
                                                     --------
not caused by any act or omission of the other Owner and such breach shall have continued for thirty (30) days after written notice from the other Owner setting forth in sufficient detail the terms of such breach.

          (b) If any Event of Default shall occur and be continuing, the Owner not in default under Section 16(a) above (the "Non-Breaching Owner") may send written notice to the Owner in default under Section 16(a) (the "Breaching Owner"), which notice shall state that effective upon the receipt of such notice the terms of this Section 16(b) shall be applicable. Upon the receipt of such notice, and while such default is continuing, the Breaching Owner shall no longer be entitled to participate in any decisions with respect to the management and control of the Common Elements of the Property.

          (c) If any Event of Default shall occur and be continuing, the Non-Breaching Owner may enforce its rights by suit in equity, by action at law, or by any other appropriate proceedings, whether for damages, specific performance of any covenant or agreement contained in this Agreement or in the aid of the exercise of any power granted in this Agreement.

          (d) No right or remedy conferred upon or reserved to any Owner under this Agreement is intended to be exclusive (except as specifically set forth in this Agreement) of any other right or remedy, and every right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing under applicable law. In the event of a breach or threatened breach by any Owner of its obligations hereunder, the other Owner shall also have the right of injunction. Every right and remedy given by this Agreement or by applicable law to an Owner may be exercised from time to time and as often as may be deemed expedient by such Owner.

     17.  Memorandum of Agreement.
          -----------------------

          The Owners shall promptly execute, acknowledge and deliver to the other a memorandum of agreement in respect of this Agreement and a memorandum of amendment to agreement, in respect to any amendment, modification or supplement of this Agreement, in each case sufficient for recording and (b) any other instrument(s) necessary to the effective recordation of such memorandum of agreement or memorandum of amendment to agreement, as the case may be. Upper shall pay twenty (20%) percent and Green shall pay eighty (80%) percent of all costs, taxes and/or other expenses necessary for the effective recordation of such memorandum (exclusive of the other Owner's legal fees and disbursements). Upon the termination of this Agreement, each Owner agrees promptly to execute, acknowledge and deliver to the other Owner all necessary instruments in recordable form evidencing a termination of this Agreement and sufficient to discharge any memorandum hereof of record and Upper shall pay twenty (20%) percent and Green shall pay eighty (80%) percent of all costs, taxes and/or expenses necessary to the effective recordation of such instruments (exclusive of the legal fees and disbursements of the other Owner).

     18.  Nature of Relationship.
          ----------------------

          Neither this Agreement nor the co-tenancy with respect to the Property shall constitute the Owners partners or joint venturers with respect to their respective Tenancy Interests or the Property and the Owners confirm that they will treat themselves as tenants in common with respect to their collective ownership of the Property for federal, state and local tax purposes. This Agreement shall not constitute any Owner the agent of the other Owner except as herein expressly provided, nor in any manner limit the Owners in carrying on their respective separate businesses or activities, nor impose upon any Owner any fiduciary duty by reason of its carrying on its separate business or activity, nor impose upon any Owner any liability or obligation except as herein expressly provided. No Owner shall be liable for any of the debts of the other Owner.

     19.  Transfer of Interest.
          ---------------------

          (a) Except for a transfer by Upper to The Ritz-Carlton Hotel Company, L.L.C. or to a hotel operator of comparable quality, each Owner agrees not to sell or otherwise dispose of its Tenancy Interest in the Property, or any part thereof, either directly or indirectly (a "Transfer"), unless such transfer is to an affiliated entity. For purposes hereof an affiliated entity (x) of Green shall mean any entity that would constitute a permitted assignee of Green Battery under the Green Contract and (y) of Upper shall mean any entity that Allen Gross has majority control of.

          (b) A collateral assignment or mortgaging of a Tenancy Interest and/or the exercise of any remedies thereunder shall not be deemed a Transfer.

     20.  Notices.
          -------

          All notices, demands, requests, consents, approvals or other communications (collectively referred to as "Notices") required or permitted to be given hereunder or which are given with respect to this Agreement, in order to constitute effective notice to the other party, shall be in writing and shall be deemed to have been given when (a) personally delivered with signed delivery receipt obtained, (b) when transmitted by facsimile machine, if followed by giving of, pursuant to one of the other means set forth in this Section 20 before the end of the first business day thereafter, printed confirmation of successful transmission to the appropriate facsimile number of the address listed below as obtained by the sender from the sender's facsimile machine, (c) upon receipt, when sent by prepaid reputable overnight courier or if sent postage prepaid by registered or certified mail, return receipt requested, in each case addressed as follows:

               If to Green, to:

               SLG 17 Battery LLC
               c/o SL Green Realty Corp.
               70 West 36/th/ Street
               New York, New York 10018
               Attention:  Benjamin P. Feldman, Esq.
               Telecopier:  (212) 594-2262

               With a copy to:

               Robinson Silverman Pearce Aronsohn & Berman LLP
               1290 Avenue of the Americas
               New York, New York 10104
               Attention:  Jonathan S. Margolis, Esq.
               Telecopier:  (212) 541-1355

               If to Upper, to:

               17 Battery Upper Partners LLC
               c/o GFI Realty Services, Inc.
               50 Broadway
               New York, New York  10004
               Attention:  Allen I. Gross
               Telecopier:  (212) 668-1655

               With copies to:

               Greenberg, Traurig, Hoffman, Lipoff,
               Rosen & Quentel
               200 Park Avenue
               New York, New York  10166
               Attention:  Robert J. Ivanhoe, Esq.
               Telecopier:  (212) 223-7161

               and

               SL Green Operating Partnership, L.P.
               70 West 36th Street
               New York, New York  10018
               Attention:  Benjamin P. Feldman, Esq.

Notices  shall be  valid only if  served in  the manner  provided above.   An
attorney for a party may give any Notices on behalf of such party.

     21.  Tax Proceedings.
          ---------------

          Subject to DAP's rights under the DAP Contract, the Owners shall hire Apcon Company as the Property's tax certiorari consultant to obtain a reduction in the assessed valuation of the Property, the expenses for which shall be paid in accordance with the payment of real estate taxes as set forth in the Initial TIC Budget. During the Tenancy, Green shall control the prosecution of any tax appeal, subject to Upper's approval which approval shall not be unreasonably withheld or delayed. Upon the creation of the Condominium, the applicable provisions of the Declaration shall govern the Unit Owners' rights with regard to the pursuit of any tax appeals affecting the Units. The Owners agree to cooperate in good faith in order to obtain any available tax benefits applicable to the Property including, without limitation, qualifying Unit 1 for benefits under the Industrial and Commercial Incentive Program, City of New York Administrative Code, Title II,
                              ------------------------------------
Chapter 2, Part 4 and/or for any applicable federal historic tax credits. The provisions of this Section 21 shall survive the termination of the tenancy and shall constitute an agreement between Green and Upper as Unit Owners from and after the Effective Date.

     22.  Condominium Conversion and Termination of Tenancy.
          -------------------------------------------------

          (a) The Owners shall cooperate in good faith and diligently and continuously pursue and use reasonable efforts to promptly cause the Property to be converted to condominium ownership, including without limitation: (i) the filing of the No Action Application with the New York State Department of Law and issuance of the No Action Letter; (ii) applying for and obtaining from applicable Governmental Authorities separate tax lots for each condominium unit; (iii) the filing of the Condominium Documents with the applicable Governmental Authorities promptly after same have been finalized as set forth in the next succeeding sentence; and (iv) the taking of such other actions as may be required by Applicable Law. The Owners acknowledge and agree that certain items in the Condominium Documents remain to be agreed upon as set forth in Exhibit P annexed hereto and made a part hereof. The Owners shall negotiate diligently and in good faith and on a reasonably continuous basis to resolve these issues and expeditiously as possible. Green acknowledges and agrees that Upper may, in its sole discretion and at Upper's sole expense, reserve the right in the No Action Application to subdivide Unit 1 and offer the Subdivided One Units for sale pursuant to an Offering Plan. The foregoing right shall be in addition to and not in limitation of any other rights of Upper to subdivide, transfer or convey all or any part of its Unit pursuant to the Condominium Documents or law. Each Owner agrees that it shall not unreasonably withhold its consent to any changes to the No Action Application or the Condominium Documents which may be required or requested by any Governmental Authority in connection with the Conversion.

          (b) On the Effective Date, upon request of Upper and/or Green, as the case may be, the Tenancy as the Declarant under the Declaration, shall cause a confirmatory Unit Deed to Unit 1 to be delivered to Upper, or its designee, and confirmatory Unit Deeds to Unit 2 and Unit 3, respectively, to be delivered to Green, or its designee(s), together with such other documents and instruments necessary to record such confirmatory Unit Deeds and to minimize any New York City and New York State transfer taxes in connection therewith. Such confirmatory Unit Deeds shall inter alia reflect the grant, effective as of the date hereof, of Development Rights under the Declaration in accordance with Article XXVI of the Declaration. Upper hereby indemnifies and holds Green harmless from and against any loss, cost, claim, liability, damage or expense (including reasonable attorneys fees) which may arise in connection with the liability of Green (as determined pursuant to a final nonappealable judgment of a court of competent jurisdiction), if any, for the payment (including interest and penalties, if any) of the State Transfer Tax and the City Transfer Tax (as defined in the Green Contract) payable, if any, in connection with the recording of the confirmatory Unit Deeds. Upon the Effective Date and execution and delivery of the Unit Owners Agreement (as hereinafter defined), the Tenancy and this Agreement shall be deemed terminated and of no further force and effect.

          (c) On or promptly following the Effective Date, the Owners shall hold a Unit Owners' meeting and make their respective appointments to the Condominium Board and the Lower Boards. The Board Members so appointed shall meet immediately following such Unit Owners' meeting and shall adopt (i) Budgets for the first year of condominium operation, (ii) the North Building Standards, and (iii) the South Building Standards, and shall conduct such other business as may be necessary to commence condominium operation of the Property all in accordance with the requirements of the Condominium Documents or as otherwise permitted under the Condominium Documents. The provisions of this Section 22 shall survive the termination of the Tenancy and shall constitute an agreement between Green and Upper as Unit Owners from and after the Effective Date.

     23.  Governing Law.
          -------------

          This Agreement shall be governed by, interpreted under, and construed and enforced in accordance with, the laws of the State of New York.

     24.  Counterparts:  Captions.
          -----------------------

          This Agreement may be executed in counterparts, each of which shall be deemed an original. The captions are for convenience of reference only and shall not affect the construction to be given any of the provisions hereof.

     25.  Entire Agreement:  No Third Party Beneficiaries.
          -----------------------------------------------

          This Agreement (including all exhibits and schedules annexed hereto), contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior understandings, if any, with respect thereto. This Agreement may not be modified, changed, supplemented or terminated, nor may any obligations hereunder be waived, except by written instrument singed by the party to be charged or by its agent duly authorized in writing or as otherwise expressly permitted herein. The parties do not intent to confer any benefit hereunder on any person, firm or corporation other than the parties hereto.

     26.  Further Assurances.
          ------------------

          The parties each agree to do such other and further acts and things, and to execute and deliver such instruments and documents (not creating any obligations additional to those otherwise imposed by this Agreement) as either may reasonably request from time to time, to confirm or effectuate the provisions of this Agreement.

     27.  Inspection.
          ----------

          Each Owner or its authorized representative may examine any of the books, records and assets of the Tenancy during normal business hours upon reasonable notice.

     28.  Severability.
          ------------

          If any provisions of this Agreement or the application thereof to any party or circumstances shall be determined by any court of competent jurisdiction to be invalid or unenforceable to any extent, the remainder of this Agreement or the application of such provisions to such person or circumstances, other than those as to which it is so determined invalid or unenforceable, shall not be affected thereby, and each provision hereof shall be valid and shall be enforced to the fullest extent permitted by law.

     29.  Exculpation.
          -----------

          Notwithstanding anything contained herein to the contrary, it is specifically understood and agreed that there shall be no personal liability on either Owner in respect to any of the terms, covenants, conditions or provisions of this Agreement, and in the event of a breach or default by either Owner of any of its liabilities and obligations under this Agreement, the Non-Breaching Owner and any persons claiming by, through or under the Non-Breaching Owner shall look solely to the equity of the Breaching Owner in the Property for the satisfaction of the Non-Breaching Owner's and/or such persons' remedies and claims for damages.

     30.  Bank Accounts.
          -------------

          All funds and income of the Tenancy shall be deposited in the name of the Tenancy in accounts in such banks as mutually agreed to by the Owners. Withdrawals for such accounts shall be made upon the signatures of the Owners subject to the right of the Managing Agent to make withdrawals as set forth in Exhibit D. There shall be no commingling of the funds of the Tenancy with funds of any other entity or person.

     31.  Cleaning Contract/Indemnifications.
          ----------------------------------

          (a) The Tenancy shall acquire the Property subject to the Cleaning Contract, as such term is defined in Exhibit C of the Green Contract, and the Owners hereby approve the amended Cleaning Contract in the form annexed hereto as Exhibit I (the "Amended Cleaning Contract"). Notwithstanding the foregoing, upon the delivery of the WSI Relocation Agreement, as such term is defined in the Amended Cleaning Contract, and upon the delivery of the WSI Relocation Agreement, to the Tenancy, Upper shall pay to Green the sum of TWO HUNDRED THOUSAND ($200,000.00) DOLLARS and upon such payment (i) Green, on behalf of the Tenancy, may modify and/or terminate the Cleaning Contract or the Amended Cleaning Contract, whichever is then in effect, provided that in the event of any modification to the Cleaning Contract or the Amended Cleaning Contract, as the case may be, such modification shall not materially adversely affect the owner of Unit 1 and (ii) Green shall be solely responsible for all obligations and liabilities of "Owner" under the Cleaning Contract and "Associates" under the Amended Cleaning Contract except for payment for the applicable cleaning and consulting services performed thereunder in Unit 1 in accordance with the Cleaning Contract and/or the Amended Cleaning Contract, as the case may be, which shall be the obligation of Upper. Green shall use best efforts to promptly cause the WSI Relocation Agreement to be delivered to the Tenancy; provided, however, that Green shall have no obligation to pay any money to or at the direction of the tenant thereunder ("WSI") or to enter into a lease with WSI that does not meet the Guidelines.

          (b) Upper shall indemnify, defend and hold Green free and harmless from and against any and all liability, claims, actions, damages, judgments, penalties, costs and expenses, including reasonable attorneys' fees, arising out of Upper's own acts or failure to act in connection with (x) any of Upper's obligations hereunder, or (y) any ERISA Liability or Union Liability, as such terms are hereinafter defined, caused by Upper and arising in connection with events occurring from and after the Effective Date.

          (c) Green shall indemnify, defend and hold Upper free and harmless from and against any and all liability claims, actions, damages, judgments, penalties, costs and expenses, including reasonable attorneys' fees, arising out of Green's own acts or failure to act in connection with (x) any of Green's obligations hereunder, or (y) any ERISA Liability or Union Liability caused by Green and arising in connection with events occurring from and after the Effective Date.

          (d) In the event that the Tenancy incurs any multiemployer withdrawal liability under the Employee Retirement Income Security Act of 1974, as amended ("ERISA Liability") or SL Green Operating Partnership, L.P. incurs any ERISA Liability under the Employment Indemnities (as defined in the DAP Contract), for events occurring prior to the Effective Date, Upper shall be responsible for the lesser to occur of (x) twenty-five (25%) percent of such ERISA Liability and (y) the ERISA Liability directly attributable to the number of Service Employees, as such term is defined in the Amended Cleaning Contract, that are terminated prior to the Transition Date, as such term is defined in the Amended Cleaning Contract, and Green shall be responsible for the balance of such ERISA Liability.

          (e) In the event that the Tenancy incurs any liability under the Union Agreements, as such term is defined in the Green Contract, including without limitation, any liability for termination pay (collectively, "Union Liability") or SL Green Operating Partnership, L.P. incurs any Union Liability under the Employment Indemnities, for events occurring prior to the Effective Date, Upper shall be responsible for the lesser to occur of (x) twenty-five (25%) percent of such Union Liability and (y) the Union Liability directly attributable to the number of Service Employees that are terminated prior to the Transition Date, and Green shall be responsible for the balance of such Union Liability.

          (f) Without limiting the generality of the definition of Claims set forth in the Declaration, the foregoing indemnifications of Green and Upper shall include any Claims arising out of a breach of the provisions of this Section 31. The provisions of Article XXV of the Declaration shall apply to the indemnities given by the parties pursuant to this Section 31 and the provisions of this Section 31 shall survive the termination of the Tenancy and shall constitute an agreement between Green and Upper as Unit Owners from and after the Effective Date.

     32.  Work During The Tenancy.
          -----------------------

     The following work (the "Tenancy Work") shall be promptly commenced during the Tenancy and shall be performed in compliance with the General Work Conditions set forth in Article XII Section B of the Declaration and with the following additional conditions until the creation of the New Service
Entrance: (x) the labor employed by Upper for the performance of Upper's Tenancy Work and all equipment and materials necessary to perform such work shall be transported to the various work sites in Unit 1 via a sidewalk hoistway located on the exterior of the South Building facing the West Street side of the South Building; and (y) Upper shall erect temporary partitions and shall arrange for the lock off of any Unit 1 Elevators necessary to prevent the labor employed by Upper for the performance of Upper's Tenancy Work from having direct ingress and egress to Unit 2 from Unit 1:

          (i) Green shall be responsible, at its sole cost and expense, for all work in connection with the alterations and/or installations to the lobby in Unit 2 up to the entrance utilized for access to Unit 2 except for the installation of the handicap lift as set forth in subsection (ii) below;

          (ii) Upper shall be responsible, at its sole cost and expense, subject to Green's contribution described in the last sentence of this subsection (ii), for all work in connection with the following: creation of common corridor in the South Building basement; separation of tank rooms in accordance with Applicable Law; demolition of boiler and asbestos abatement in boiler rooms; installation of a handicap lift in front of the entrance to Unit 2; the alterations and/or installations required to create the new entrances to be utilized for access to Unit 1 and Unit 2; elevator modifications as described in Exhibit K attached hereto and made a part hereof; installation of new electrical distribution panels in basement of the South Building; alterations and/or installations required to create new fire stairs and new plumbing lines as described in Exhibit L attached hereto and made a part hereof; and any other alterations necessary in connection with altering the South Building in order to create Unit 1 (collectively "Upper Initial Work"). Green has contributed $350,000 toward the costs of the Upper Initial Work on the date hereof;

          (iii) Upper and Green shall each be responsible for one-half of the costs and expenses in connection with the Facade Work as such term is defined in the Green Contract and any additional work in connection therewith as described in Exhibit M attached hereto and made a part hereof (the "Additional Facade Work") which Additional Facade Work is hereby consented to and approved by the Owners; and

          (iv) Reference  is made  to the  work intended  to be  performed by
Upper regarding certain plumbing lines now or hereafter located in the ceiling of the 13/th/ Floor of the South Building (the "13/th/ Floor Ceiling") for the benefit of Unit 1 (the "13/th/ Floor Ceiling Work") Upper shall have access, subject to rights of existing tenants under such existing tenants' existing leases, to the 13/th/ Floor Ceiling at any time between the hours of 6:00 p.m. to 8:00 a.m. on any Business Day and at any time on any day that is not a Business Day in order to perform or cause the performance of the 13/th/ Floor Ceiling Work. In no event shall the height of the 13/th/ Floor Ceiling be less than it now is by reason of the 13/th/ Floor Ceiling Work. Notwithstanding anything contained herein to the contrary Upper shall compensate Green for any rental losses incurred by Green in the event any tenant obtains a final non-appealable order that it has been constructively evicted or that it is entitled to a rent abatement or rent setoff pursuant to any action brought by such tenant due to the 13/th/ Floor Ceiling Work. The term "Business Day" shall mean a day other than a Saturday, Sunday or legal holiday for commercial banks under the laws of the State of New York.

     33.  North Building Removal.
          ----------------------

          Notwithstanding anything to the contrary contained in the Condominium Documents, the Green Contract or herein, if Upper so elects, in its sole discretion, Upper may, by written notice to Green: (a) at any time prior to the Effective Date, obtain a separate tax lot and Certificate of Occupancy for the North Building and cause the Tenancy to deliver a deed therefor to Green in accordance with the Green Contract, in which event, the North Building will not be included in the Condominium and the Condominium Documents will be revised prior to filing to reflect the removal of the North Building as a Unit and to provide any necessary easements and restrictions as set forth in Section B of Article XXI of the Declaration or (b) at any time after the Effective Date, require Green (or its successor in interest) to remove the North Building from the Condominium pursuant to Section B of
Article XXI of the Declaration (in either case, the "North Building Removal"). Upon receipt of such notice, Green shall cooperate with Upper to effectuate the North Building Removal and shall perform all acts and execute and deliver all documents and other instruments necessary to effectuate the North Building Removal; provided however, all costs and expense thereof shall be borne by Upper. The provisions of this paragraph shall survive the termination of the Tenancy and shall constitute an agreement between Green and Upper as Unit Owners from and after the Effective Date.

     34.  Rights of Existing Tenants.
          --------------------------

          To the extent required by Applicable Law and the terms of the existing tenants' existing leases, all rights of the Owners are subject to the rights of all existing tenants at the Property so long as such existing tenants' existing leases shall remain in effect.

     35.  Intent of Owners Regarding Operation of Property
          ------------------------------------------------
          During the Tenancy and Unit Owners Agreement.
          --------------------------------------------

          Except as otherwise expressly set forth herein to the contrary, the Owners intend to, and shall, operate the Property during the Tenancy as if the Declaration was in full force and effect and the Owners owned the Units as contemplated in the Green Contract and Declaration. Notwithstanding anything contained herein to the contrary upon termination of the Tenancy the Owners agree to simultaneously enter into a Unit Owners agreement (the "Unit Owners Agreement") incorporating therein all provisions of this Agreement expressly set forth herein to survive the termination of the Tenancy.


     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

                         GREEN:

                         SLG 17 BATTERY LLC
                         a New York limited liability company

                         By:  SL   GREEN  OPERATING   PARTNERSHIP,  L.P.,   a
                              Delaware limited partnership, managing member

                              By:  SL   GREEN   REALTY  CORP.,   a   Maryland
                                   corporation, general partner

                                   By: /s/ Benjamin P. Feldman
                                       ------------------------------------
                                        Name:  Benjamin P. Feldman
                                        Title:  Executive Vice President

                         UPPER:

                         17 BATTERY UPPER PARTNERS LLC,
                         a New York limited liability company

                         By: 17 BATTERY ASSOCIATES LLC, a New York limited liability company, its manager

                              By: 17 DIAMOND CORP., a New York corporation, its manager

                                   By: /s/ Allen Gross
                                       ------------------------------------
                                        Name:  Allen Gross
                                        Title:    President


                                 EXHIBIT A
                                 ---------

                             DESCRIPTION OF LAND
                            -------------------

                       (Follows immediately hereafter)


                                 EXHIBIT B
                                 ---------

                        DECLARATION OF THE CONDOMINIUM
                       ------------------------------

                       (Follows immediately hereafter)


                                 EXHIBIT C
                                 ---------

                                FLOOR PLANS
                                -----------

                       (Follows immediately hereafter)


                                 EXHIBIT D
                                 ---------


                          Deleted Prior to Execution


                                EXHIBIT D-1
                                -----------

            LEASE PROVISIONS PROVIDING FOR CONVERSION OF PROPERTY
                               TO A CONDOMINIUM

     1.   CONVERSION TO CONDOMINIUM
          -------------------------

          1.1  Right To Convert Property.
               -------------------------

               Landlord shall have the unfettered right, in its sole discretion, at any time, to convert the Property, including the Demised Premises, to a condominium (the "Condominium") by submitting the Property to the provisions of Article 9-B of the Real Property Law of the State of New York (as same may be amended from time to time, the Condominium Act") and to offer units therein, including any unit of which the Demised Premises forms a part, for sale.

          1.2  Subordination To Condominium Regime.
               -----------------------------------

               1.2.1 This Lease and all rights of Tenant hereunder shall be subject and subordinate in all respects to the constitutive documents of the Condominium, including the declaration of condominium, the by-laws, the rules and regulations and the floor plans, as all of the foregoing may be amended from time to time (the "Condominium Documents") and to all matters to which Landlord's interest in the units forming the Condominium, including each unit's appurtenant interests in the common elements (collectively, the "Units") may thereafter become subject and subordinate provided, however,
                                                       --------  -------
that Landlord shall cause the Condominium to deliver to Tenant for its signature a subordination, attornment and non-disturbance agreement ("SNDA") in form as provided in the Condominium Documents. From and after the establishment of the Condominium, all references to Landlord's rights in the Lease with respect to the Property and the Building of which the Demised Premises forms a part shall be deemed to mean and include the Unit of which the Demised Premises then forms a part (the "DP Unit").

          1.3  Conflicts With Condominium Documents.
               ------------------------------------

               If any of the express provisions of this Lease shall conflict with any of the provisions of the Condominium Documents, such conflict shall be resolved in every instance in favor of the Condominium Documents; provided however, in no event shall Tenant have any rights in respect of the Demised Premises greater than Tenant's rights under this Lease.


                                 EXHIBIT E
                                 ---------

         FORM OF ASSIGNMENT AND ASSUMPTION OF LEASE RE: TENANCY LEASE
        ------------------------------------------------------------

                              To be agreed upon


                                  EXHIBIT F

                                  GUIDELINES
                                  ----------


                       (Follows immediately hereafter)


                                 EXHIBIT G
                                 ---------

                         (Deleted Prior to Execution)


                                 EXHIBIT H
                                 ---------

                             INITIAL TIC BUDGET
                             ------------------

                       (Follows immediately hereafter)


                                 EXHIBIT I
                                 ---------

                         AMENDED CLEANING CONTRACT
                         -------------------------

                       (Follows immediately hereafter)


                                EXHIBIT J
                                ---------

                          Deleted Prior to Execution


                                 EXHIBIT K
                                 ---------

                          Deleted Prior to Execution


                                 EXHIBIT L
                                 ---------

                          Deleted Prior to Execution


                                 EXHIBIT M
                                 ---------

                           ADDITIONAL FACADE WORK
                           ----------------------

         Work described in the Battery Place Exterior Inspection Report, dated September 11, 1997, prepared by Bone/Levine Architects


                                 EXHIBIT N
                                 ---------

                          Deleted Prior to Execution


                                 EXHIBIT O
                                 ---------

                           INSURANCE GUIDELINES
                           --------------------


                       (Follows immediately hereafter)


                                 EXHIBIT P
                                 ---------

                      OPEN CONDOMINIUM DOCUMENT ITEMS
                      -------------------------------


I.   Missing Information to be Supplied.
     ----------------------------------

     a)   Class of fire proof construction in each of the Buildings.
     b) Exact square footage measurement of each Unit in accordance with the Floor Plans.
     c) Changes to conform the Floor Plans to terms and provisions contained in the Declaration and By-Laws.
     d) Any other open items indicated in either the footnotes to, or in the body of, the Condominium Documents.

II.  Issues Remaining to be Agreed Upon
     ----------------------------------

     a) Exact dimensions and layout of each Unit on the ground floor of the South Building immediately in the area adjacent to the Battery Place entrance.
     b)   Designation of  Unit 1  CSE shaft  and Unit  2 CSE  shaft on  Floor
          Plans.
     c) Any other open items indicated in either the footnotes to, or in the body of, the Condominium Documents.